Exhibit 9(q)


                                FORM OF NOTICE TO
                          SUB-ADMINISTRATION AGREEMENT





FDI Distribution Services, Inc.
One Exchange Place
Boston, Massachusetts 02109

Gentlemen:

         Reference is made to the Sub-Administration Agreement between us dated as of May 1, 1995 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Financial Services Fund (the "New Portfolio").

         We request that you act as Sub-Administrator under the Agreement with respect to the New Portfolio.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                Very truly yours,


                                First Data Investor Services Group, Inc.

                                By:


                                Accepted:

                                FDI Distribution Services, Inc.


Date:                                                By:




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